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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest even reported):
                                 April 1, 1997


            BOWLIN Outdoor Advertising & Travel Centers Incorporated (Exact name or registrant as specified in its charter)


           Nevada                       0-21451                  85-0113644
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                 150 Louisiana NE Albuquerque, New Mexico 87108
              (Address of principal executive offices and Zip Code)


                                  505-266-5985
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets

     On April 1, 1997, BOWLIN Outdoor Advertising & Travel Centers Incorporated (the "Company") acquired all of the tangible and intangible assets and certain liabilities of the outdoor advertising division of The McCarty Company known as Pony Panels. Brian McCarty, a member of the Company's Board of Directors, is the majority shareholder of The McCarty Company. The purchased tangible assets consist primarily of accounts receivable, prepaid assets, sign structures, vehicles, machinery, operating equipment and office furniture and equipment. Purchased intangible assets consist of goodwill and lease rights. The liabilities purchased by the Company consist primarily of trade accounts payable. The consideration paid by the Company for Pony Panels consisted entirely of $4.2 million in cash. Pony Panels owns and operates approximately 750 8-sheet poster panels in the Albuquerque, New Mexico metro area.

     The cash portion of the consideration paid by the Company consisted of $1.7 million from the proceeds of its recent initial public offering and $2.5 million with bank debt. The bank debt is provided by Norwest Bank Minnesota, N.A. at the bank's prevailing prime rate (8.50% at closing) and has a maturity date of April 2, 2007.

     For the year ended December 31, 1996 (the Company's fiscal year end is January 31), Pony Panels had gross sales of approximately $783,000 and net income of approximately $154,000.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired

     Financial statements are not required under section 228.310(c).

     (b) Pro Forma Financial Information

     Pro forma  financial  information is not required under section 228.310(d).

     (c) Exhibits

2.1 Purchase Agreement dated April 1, 1997, between the Company and The McCarty Company. Filed herewith.

99.1 Press Release dated April 2, 1997. Filed herewith.


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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 1997                  BOWLIN Outdoor Advertising &
                                       Travel Centers Incorporated

                            By: /s/ Michael L. Bowlin
                                           -------------------------------------
                                           President and Chief Executive Officer

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                                  Exhibit Index

Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------

2.1              Purchase Agreement dated April 1, 1997
                 between the Company and The McCarty Company

99.1             Press Release dated April 1, 1997